UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): August 27, 2010

IntelGenx Technologies Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-31187	87-0638336
(State or other jurisdiction	(Commission File No.)	(IRS Employer ID)
of incorporation)

6425 Abrams, Ville Saint Laurent, Quebec, H4S 1X9 Canada
(Address of principal executive offices and Zip Code)

(514) 331-7440
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 27, 2010, IntelGenx Technologies Corp. (“IntelGenx” or the “Company”) completed an offering of 6,500,000 units (the “Units”) at CAD$0.40 per Unit for gross proceeds of CAD$2.6 million (“the “Offering”) pursuant to the terms of subscription agreements with its investors (the “Subscription Agreements”). Each Unit consists of one common share in the capital of the Company (a “Common Share”) and one common share purchase warrant (a “Warrant”). Each Warrant entitles the holder thereof to purchase one common share in the capital of the Company (a “Warrant Share”) at an exercise price of CAD$0.50 expiring on August 27, 2013. The exercise price of the Warrants is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization. The proceeds of the private placement will be used to support the Company’s strategic development projects and for working capital purposes.

Pursuant to an agency agreement (the “Agency Agreement”) entered into on August 27, 2010, the Company engaged Bolder Investment Partners, Ltd. (the “Agent”) to act as placement agent for the Offering on a commercially reasonable best efforts basis. The Company (a) paid the Agent cash compensation equal to 8% of the gross proceeds of the Offering, (b) a corporate finance fee of CAD$20,000 and (c) issued 520,000 compensation options (“Compensation Options”) which was equal to 8% of the number of Units sold in the Offering. Each Compensation Option entitles the Agent to purchase one common share in the capital of the Company (the “Compensation Option Shares”) at an exercise price of CAD$0.50 expiring on August 27, 2012. The exercise price of the Compensation Options is subject to adjustment for certain events, including without limitation, dividends, distributions or split of the Company's common stock, subsequent rights offerings by the Company, or in the event of the Company's consolidation, merger or reorganization.

In connection with the Offering, the Company entered into a Registration Rights Agreement with each of the investors (the “Registration Rights Agreement”) providing for the filing of a registration statement (the “Registration Statement”) with the Securities and Exchange Commission registering the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares. The Company is obligated to file the Registration Statement no later than 30 days from the date of closing and to use its best efforts to cause the Registration Statement to be declared effective no later than 120 days after the date of closing.

The Units, the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares are subject to resale restrictions in Canada for a period of 4 months after today's date (December 28, 2010) and to statutory resale restrictions under the United States Securities Act of 1933, as amended (the “Act”).

The foregoing issuances were exempt from registration under Section 4(2) of the Act and/or Regulation S, promulgated pursuant to the Act. None of the purchasers are U.S. persons, no sales efforts were conducted in the U.S., and the Units, the Common Shares, the Warrants, the Warrant Shares, the Compensation Options and the Compensation Option Shares contain, or will contain upon issuance, a legend restricting the sale of such securities in accordance with applicable exemptions from the registration requirements of the Act.

The foregoing summary of the Offering is qualified in its entirety by reference to the transaction documents which are filed as exhibits contemporaneously herewith.

Item 3.02 Unregistered Sales of Equity Securities

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference to this Item 3.02 to the extent required by Item 3.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Agency Agreement, dated as of August 27, 2010, between the Company and Bolder Investment Partners, Ltd.

10.2	Registration Rights Agreement, dated as of August 27, 2010, by and among the Company and the purchasers pursuant to the offering

10.3	Form of Subscription Agreement

10.4	Form of Warrant

10.5	Form of Compensation Option

99.1	Press Release, dated August 27, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELGENX TECHNOLOGIES CORP.

Dated: August 27, 2010	By: /s/ Horst Zerbe
Horst Zerbe
President and Chief Executive Officer